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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CABG MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Dear Fellow Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of CABG Medical, Inc. (the “Company”), which will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota (on the corner of 8th Street and Second Avenue in downtown Minneapolis) beginning at 3:30 p.m. on Tuesday, May 3, 2005.

     This booklet contains your official notice of the 2005 Annual Meeting and a Proxy Statement that includes information about the matters to be acted upon at the meeting. Officers and directors of the Company will be on hand to review the Company’s operations and to answer questions and discuss matters that may properly arise.

     I sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Sincerely,

Manny Villafaña
Chairman of the Board of Directors

2005 ANNUAL MEETING OF
SHAREHOLDERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
EXHIBITS TO FORM 10-K

CABG MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CABG Medical, Inc. will be held on Tuesday, May 3, 2005, at 3:30 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

1.	To set the number of members of the Board of Directors at five (5)

2.	To elect members of the Board of Directors

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

4.	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on March 10, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed Proxy in the envelope provided for your convenience. The prompt return of Proxies will save us the expense of further requests for Proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Manny Villafaña
Chairman and Chief Executive Officer

Minneapolis, Minnesota
March 25, 2005

CABG MEDICAL, INC.

Annual Meeting of Shareholders
May 3, 2005

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of CABG Medical, Inc. (“CABG Medical” or the “Company”) for use at the Annual Meeting of Shareholders to be held on May 3, 2005, at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement thereof.

     The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company, by filing a new written Proxy with an officer of the Company or by voting at the meeting. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but which lack any such specification will, subject to the following, be voted in favor of the proposal set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” Proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of CABG Medical is 14505 21st Avenue North, Suite 212, Minneapolis, Minnesota 55447. The Company expects that this Proxy Statement, the related Proxy and notice of meeting will first be mailed to shareholders on or about March 29, 2005.

OUTSTANDING SHARES AND VOTING RIGHTS

     Our Board of Directors has fixed March 10, 2005, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 10, 2005, 16,372,975 shares of the Company’s Common Stock were issued and outstanding. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of March 10, 2005. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Class
Manny Villafaña
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447	5,997,005	36.6%

Perkins Capital Management, Inc.(1)
730 East Lake Street
Wayzata, MN 55391	936,605	5.7%

(1)	Represents shares held for clients of Perkins Capital Management, Inc. (“Perkins”), an investment adviser. Perkins has sole power to dispose or direct the disposition of all of the shares. Perkins has sole power to vote or direct the vote of 352,950 of the shares and has no power to vote or direct the vote of the remaining shares. The Company has relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 10, 2005, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named executive officers) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

			Aggregate Number of
Name of Beneficial Owner	Current	Acquirable	Common Shares	Percent of
or Identity of Group	Holdings	within 60 days	Beneficially Owned	Class(1)
Manny Villafaña	5,997,005	—	5,997,005	36.6%
John L. Babitt	—	101,250	101,250	*
A. Jay Graf (2)	110,000	—	110,000	*
Robert E. Munzenrider (2)	50,000	—	50,000	*
Arch C. Smith (2)	51,500	—	51,500	*
All officers and directors as a group (5 persons)	6,208,505	101,250	6,309,755	38.3%

*	Less than 1%

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 10, 2005, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group of which such individual is a member.

(2)	Includes 50,000 shares of restricted stock subject to forfeiture. Shares vest 25% annually beginning December 13, 2005.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

General Information

     Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the shareholders. The Bylaws provide for the election of directors annually to serve an indefinite term ending on the date of the next annual shareholders’ meeting. The Governance/Nominating Committee recommended to the Board of Directors that the number of directors continue to be set at five (5) and that the persons currently serving on the Board be nominated for re-election.

     The Board of Directors unanimously recommends that the number of directors be set at five (5) and that Manny Villafaña, John L. Babitt, A. Jay Graf, Robert E. Munzenrider and Arch C. Smith be re-elected as directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Nominating Committee and the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

     Under applicable Minnesota law, approval of the proposal to set the number of directors at five (5) requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by Proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,093,244 shares, and the election of each director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

     The following information is provided with respect to each director nominee:

Name	Age	Position with Company
Manny Villafaña (4)	64	Chairman and Chief Executive Officer
John L. Babitt	35	Director, President, Chief Operating Officer and Chief Financial Officer
A. Jay Graf (1) (2) (4)	57	Director
Robert E. Munzenrider (1) (2) (3)	60	Director
Arch C. Smith (1) (2) (4)	50	Director

(1)	Member of the Audit Committee, for which Mr. Munzenrider is the Chairman.

(2)	Member of the Compensation Committee, for which Mr. Graf is the Chairman.

(3)	The Board of Directors has determined that Mr. Munzenrider qualifies as an “audit committee financial expert” under federal securities laws.

(4)	Member of the Governance/Nominating Committee, for which Mr. Villafaña is the Chairman.

     Manny Villafaña is the founder, CEO and Chairman of the Board of CABG Medical. Mr. Villafaña has more than 37 years experience in the medical industry. He founded ATS Medical, Inc. to develop, manufacture and market a next-generation pyrolytic carbon bileaflet mechanical heart valve and served as Chief Executive Officer, Chairman of the Board and a director from ATS Medical’s inception in 1987 through May 2004. From 1983 to 1987, Mr. Villafaña served as Chairman of GV Medical, Inc., a company co-founded by Mr. Villafaña to develop, manufacture and market the LASTAC System, a laser transluminal angioplasty catheter system. From 1976 to 1982, Mr. Villafaña served as President and Chairman of St. Jude Medical, Inc., a company founded by Mr. Villafaña to develop, manufacture and market a pyrolytic carbon bileaflet mechanical heart valve. From 1972 to 1976, he served as President and Chairman of Cardiac Pacemakers, Inc. (now a division of Guidant Corporation), a company founded by Mr. Villafaña to develop, manufacture and market a new generation of lithium powered pacemakers.

     John L. Babitt, CPA, joined our company in August 2003 as President, Chief Operating Officer and Chief Financial Officer and became a director in December 2004. Mr. Babitt joined our company from Bioheart, Inc., where he served as Chief Financial Officer and Vice President of Finance from 2000 to August 2003. Mr. Babitt was responsible for structuring strategic investor transactions and procuring contract manufacturing operations for Bioheart’s biologic and medical device activities. Prior to Bioheart, Mr. Babitt was with Ernst & Young LLP, where his most recent position was Senior Manager in the Mergers & Acquisitions Group. His primary responsibility in such capacity involved the supervision of the acquisition/financing of businesses by financial and strategic buyers in the technology and healthcare industries. Mr. Babitt holds a Bachelor of Arts degree specializing in accounting and a Masters of Business Administration with a concentration in finance from the University of Miami. Mr. Babitt is a Certified Public Accountant.

     A. Jay Graf has been a director of CABG Medical since December 2004. Mr. Graf retired, effective December 31, 2004, as a Group Chairman, Office of the President, for Guidant Corporation. Prior to this assignment, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management Division, a position he held since Guidant was formed in 1994. Prior to the formation of Guidant Corporation, Mr. Graf was President of Cardiac Pacemakers, Inc., the business of which is now part of Guidant Corporation’s Cardiac Rhythm Management Group. Mr. Graf graduated from Boston University with a Bachelor of Science degree in economics and earned a Master of Business Administration degree in finance from Indiana University. Mr. Graf serves on the Board of Directors for American Medical Systems, Inc., Intermagnetics General Corporation, CVRX, Inc. and LifeNet. He also is a member of the Board of Overseers for the University of Minnesota, Carlson School of Management and a member of the Dean’s Advisory Counsel of the Kelly School of Management at Indiana University.

     Robert E. Munzenrider has been a director of CABG Medical since December 2004. Mr. Munzenrider is a retired financial and operating executive. From 2000 to 2002, Mr. Munzenrider was President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. In 1999, he served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce service provider, during part of 1999. From 1998 to 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc. Mr. Munzenrider graduated from the University of Montana with a Bachelor of Science degree in business with an emphasis in accounting. Mr. Munzenrider serves on the Board of Directors for ATS Medical, Inc. and Viad Corp. He is also a Trustee on the University of Montana Foundation. Mr. Munzenrider is a Certified Public Accountant.

     Arch C. Smith has been a director of CABG Medical since December 2004. Mr. Smith is currently an active private investor focusing on medical technologies. From 1984 to 2003, Mr. Smith worked for Piper Jaffray, a Minneapolis-based investment banking firm. Mr. Smith contributed in roles of increasing responsibility and most recently as a senior healthcare analyst and Managing

Director for equity research, specializing in medical technology companies. Mr. Smith initially covered large capitalization stocks in the cardiovascular device arena, but later shifted the focus of his practice to small capitalization medical technology companies where he was responsible for identifying many of the new and emerging technologies that have changed the way healthcare is delivered today. Mr. Smith serves on the Board of the Minneapolis Heart Institute Foundation and is a graduate of Bowdoin College and the Tuck School of Business at Dartmouth.

CORPORATE GOVERNANCE

     Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that we follow are summarized below.

Code of Ethics and Business Conduct

     We have adopted the CABG Medical Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.cabgmedical.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website or in a report to the SEC on Form 8-K.

Majority of Independent Directors; Committees of Independent Directors

     Our Board of Directors has determined that Messrs. Graf, Munzenrider and Smith, constituting a majority of the Board of Directors, are independent directors in accordance with rules of the NASD since none of them are believed to have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Villafaña and Babitt are precluded from being considered independent by NASD rules since they currently serve as executive officers of the Company.

     Each member of the Audit Committee and Compensation Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASD rules. A majority of the members of the Governance/Nominating Committee are independent.

Committee and Board Meetings

     Our Board of Directors has three standing committees — the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. During 2004, the Board of Directors held one formal meeting, but took action by unanimous written consent several times; and the standing committees had the number of formal meeting noted below. Each incumbent director, with the exception of Mr. Graf, attended the meeting of the Board and of the committee(s) of which he was a member in 2004. Mr. Graf was unable to attend the December 2004 Board and Audit Committee meeting due to a previous commitment. In the future, we anticipate that all of our directors will attend at least 75% of the meetings of the Board and committee(s) of which he is a member.

     Audit Committee. The Audit Committee is responsible for reviewing our internal control procedures and the quarterly and annual financial statements of CABG Medical and reviewing with our independent public accounting firm the results of the annual audit. The Audit Committee held one formal meeting during 2004. During 2005, we anticipate the Audit Committee having five formal meetings. The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our Audit Committee. The Board has determined that Robert Munzenrider is the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. We acknowledge that the designation of Mr. Munzenrider as the audit committee financial expert does not impose on Mr. Munzenrider any duties, obligations of liability that are greater than the duties, obligations and liability imposed on Mr. Munzenrider as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. See Report of Audit Committee on page 14.

     Compensation Committee. The Compensation Committee is responsible for reviewing and recommending approval of compensation of our executive officers, administering our stock incentive plan, and reviewing and making recommendations to our Board with respect to incentive compensation and equity plans. The Compensation Committee did not meet during 2004. The Compensation Committee’s Report is on page 9.

     Governance/Nominating Committee. The Governance/Nominating committee is responsible for identifying and recommending nominees for election to our Board of Directors, developing and recommending corporate governance principles and oversight and evaluation of our Board and management. The Governance/Nominating Committee Charter is available on our website at www.cabgmedical.com. The Governance/Nominating Committee did not meet during 2004. The Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following factors:

•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the industry in which we operate, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. The Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 30 and under 85 years of age, having familiarity with our business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three Boards of public companies. The Committee may modify these minimum qualifications from time to time.

Procedures for Nomination of Director by Shareholder

     A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Secretary of the Company at the address below. Notice of a recommendation must include:

     with respect to the shareholder:

•	name, address, the class and number of shares such shareholder owns;

     with respect to the nominee:

•	name, age, business address, residence address,

•	current principal occupation,

•	five year employment history with employer names and a description of the employer’s business,

•	the number of shares beneficially owned by the nominee,

•	whether such nominee can read and understand basic financial statements, and

•	Board membership, if any.

     The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee. The recommendation must be sent to:

Corporate Secretary
Attention: Board of Directors
CABG Medical, Inc.
14505 21st Avenue N, Suite 212
Minneapolis, MN 55447

Procedures for Shareholder Communications to Directors

     Shareholders may communicate directly with our Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
CABG Medical, Inc.
14505 21st Avenue N, Suite 212
Minneapolis, MN 55447

Director Attendance Policy

     Directors’ attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting CABG Medical. Accordingly, all directors are expected and encouraged to attend annual meetings of shareholders. In the event that a director is unable to attend an annual meeting, a written notice must be sent to our Secretary at least three days prior to the meeting.

Directors’ Fees

     Each member of our Board of Directors who is not an employee of CABG Medical (“Non-Employee Directors”) receives a one-time grant of 50,000 shares of restricted common stock upon such director’s initial election. Such stock vests ratably over a four-year period beginning on the one-year anniversary of the date of grant. Each Non-Employee Director also receives a meeting fee of $1,000 for each full Board meeting attended and $500 for each committee meeting attended. In addition, the chair of our Audit Committee receives annual compensation equal to $10,000. In addition, we reimburse each Non-Employee Director for reasonable travel and other expenses in connection with attending meetings of the Board of Directors and committees.

EXECUTIVE OFFICERS

Name	Age	Position with Company
Manny Villafaña	64	Chairman and Chief Executive Officer

John L. Babitt	35	Director, President, Chief Operating Officer and Chief Financial Officer

     See “Election of Directors” on page 4 for information relating to the executive officers.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

     On December 13, 2004, the date that the initial public offering of CABG Medical was closed and outside directors were initially elected, the Compensation Committee (the “Committee”) was formed. The Committee intends to set the compensation of the executive officers, including the Chief Executive Officer, using the policies set forth in this report.

     Compensation Committee Interlocks and Insider Participation

     The Committee is currently composed of our three outside directors. None of the members of the Committee is an employee or executive officer of the Company.

     Compensation Philosophy

     The Committee’s executive compensation policies are designed to enhance our financial and operational performance, and thus our shareholder value, by aligning the financial and operational interests of executive officers and employees with those of shareholders. The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits and long-term incentive opportunities in the form of stock options, restricted stock grants and stock ownership. The Committee’s position is that stock ownership by executive officers and employees is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.

     Base Salary

     Base salaries for our executive officers will be reviewed by the Committee. The Committee will assess the executive officer’s level of responsibility, experience, individual performance, and accountabilities relative to our other executive officers and external market practices. Annual base salaries and incentive plans for our executive officers are considered to be competitive to base salaries offered by comparable companies. Our pay-for-performance philosophy places a substantial portion of executive officers’ total compensation “at risk” while providing compensation opportunities which are comparable to the market levels.

     Incentives

     We may grant some executive officers long-term awards, including performance awards, stock options and restricted stock. The purposes of the awards are to:

(i)	focus executives on the achievement of performance objectives that enhance shareholder value;

(ii)	emphasize the importance of balancing present business needs and long-term goals critical to the future success of CABG Medical; and

(iii)	attract and retain executive officers of superior ability.

     General

     We provide medical and insurance benefits to our executive officers which are generally available to all of our employees. We also maintain a Simple IRA savings plan in which all qualified employees, including the executive officers, may participate. We provide matching contributions to the savings plan for all participating employees, allowing such employees to earn up to an additional 3% of their annual base salary or $10,000 ($12,000 if age 50 or older), whichever is less.

     Other

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly-held corporation to $1 million per executive. In fiscal 2004, we did not pay “compensation” within the meaning of Section 162(m) to any of our executive officers in excess of $1 million and do not believe we will do so in the near future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels for any executive ever approach $1 million.

Members of the Compensation Committee:
A. Jay Graf, Chair
Robert E. Munzenrider
Arch C. Smith

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Chief Executive Officer and of the only other executive officer of the Company (the “Named Executive Officers”).

					Long-Term
		Annual Compensation			Compensation Awards
				Other
				Annual	Restricted	Securities	All Other
	Fiscal	Salary	Bonus	Compensation	Stock	Underlying	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	Awards ($)	Options (#)	($)
Manny Villafaña,	2004	—	—	$218,750	—	—	—
Chairman and Chief	2003	—	—	150,000	—	—	—
Executive Officer	2002	—	—	60,000	—	—	—

John L. Babitt	2004	$194,500	$10,000	—	—	5,000	—
President, Chief Operating	2003	57,200	—	—	—	275,000	—
Officer and Chief Financial	2002	—	—	—	—	—	—
Officer

(1)	Represents discretionary bonus based on the achievement of certain financial and operating goals for the year.

(2)	Represents consulting fees paid to Mr. Villafaña as a consultant through December 31, 2004.

Option/SAR Grants During 2004 Fiscal Year

     The following table sets forth information regarding stock options granted to Named Executive Officers during 2004. The Company has not granted stock appreciation rights.

	Number of	Percent of			Potential Realizable Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to	Exercise or		Stock Price Appreciation for
	Options	Employees in	Base Price	Expiration	Option Term(1)
Name	Granted (#)(1)	Fiscal Year (%)	($/Share)	Date	5%	10%
Manny Villafaña,	0	—	—	—	—	—
John L. Babitt	5,000	3.2%	$2.65	1/11/14	$8,500	$21,000

(1)	Such options were granted on January 8, 2004 and vest annually as to 25% of the total number of shares commencing one year after the date of grant.

Aggregated Option/SAR Exercises during 2004 and Year End Option/SAR Values

     The following table provides information related to the exercise of stock options during 2004 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

	Shares		Number of Unexercised		Value of Unexercised
	Acquired		Securities Underlying		In-the-Money Options at
	on	Value	Options at 12/31/04		12/31/04 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Manny Villafaña	NA	NA	NA	NA	NA	NA
John L. Babitt	NA	NA	100,000	180,000	$338,000	$601,200

(1)	Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of December 31, 2004 on the Nasdaq National Market was $5.99.

Employment Agreements

     Effective December 31, 2004, Manny Villafaña, Chairman and Chief Executive Officer, entered into an employment agreement with CABG Medical. This employment agreement replaces the consulting agreement CABG Medical entered into with Mr. Villafaña on April 2, 2003, and contains substantially identical provisions to those contained in the consulting agreement. Specifically, the employment agreement provides Mr. Villafaña with an initial annual salary of $247,500 through the expiration of the agreement, April 1, 2008. If Mr. Villafaña’s employment is terminated without cause (defined as (i) a breach of the employment agreement by Mr. Villafaña that is not cured within 30 days following notice of such breach; (ii) embezzlement or other misappropriation of CABG Medical property; or (iii) conviction of a felony offense or gross misdemeanor), he is entitled to receive his base salary through April 1, 2008. Pursuant to the employment agreement, Mr. Villafaña has agreed not to compete with CABG Medical during his employment and for a period of up to five (5) years following the termination of his employment. The employment agreement also prohibits Mr. Villafaña from disclosing confidential information of CABG Medical and includes a customary assignment of inventions provision. In addition, on June 17, 2003, CABG Medical entered into a letter agreement with Mr. Villafaña that provides that if Mr. Villafaña’s employment is terminated, without cause, following a change of control that Mr. Villafaña will receive his base salary plus bonus for three (3) years following termination, and that Mr. Villafaña will receive health care benefits for twelve (12) months following termination.

     On August 18, 2003, John L. Babitt, President, Chief Operating Officer and Chief Financial Officer, entered into an employment agreement with CABG Medical, whereby Mr. Babitt would be employed on an “at will” basis. Either party may terminate the agreement by giving the other party a notice at least ten (1) business days before such termination. The agreement provided for an initial annual salary of $175,000. Pursuant to the agreement, Mr. Babitt has agreed not to compete with CABG Medical during his employment and for a period of one (1) year following employment. The employment agreement also prohibits Mr. Babitt from disclosing confidential information of CABG Medical and includes a customary assignment of inventions provision. In addition, on July 31, 2003, CABG Medical entered into a letter agreement with Mr. Babitt that provides that if Mr. Babitt’s employment is terminated, without cause, following a change of control that Mr. Babitt will receive his base salary plus bonus for two (2) years following termination, and that Mr. Babitt will receive health care benefits for twelve (12) months following termination.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies). The comparison assumes $100 was invested on December 8, 2004, the date of our initial public offering, and assumes reinvestment of dividends.

Comparison of Cumulative Total Return Among CABG Medical, Inc.,
the Nasdaq Stock Market (U.S.) and the Nasdaq Medical Industry Index
(Medical Devices, Instruments and Supplies)

	December 8, 2004	December 31, 2004
CABG Medical, Inc.	100	108.91
Nasdaq US	100	102.36
Nasdaq Medical	100	102.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to Insiders were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #3)

General

     The Board of Directors recommends that the shareholders ratify the appointment of KPMG LLP as independent registered public accounting firm for CABG Medical for the year ending December 31, 2005. KPMG LLP has served as independent registered public accounting firm for us since our inception. KPMG LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2004, which was included in our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

     We paid the following fees to KPMG LLP for fiscal year 2004:

Audit Fees	$121,100
Audit-Related Fees	0
Tax Fees	0
All Other Fees	213,500

$334,600

     Audit fees incurred during 2004 were for audits of our financial statements from our inception through December 31, 2004. The portion of audit fees related to the 2004 financial statements was $60,000.

     All other fees are related to our initial public offering in December 2004.

     The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG’s independence and has determined that such services are compatible with maintaining their independence.

Pre-Approval of Audit Fees

     Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for CABG Medical by its independent registered public accounting firm or any other auditing or accounting firm.

Report of Audit Committee

     The Board of Directors maintains an Audit Committee comprised of three independent outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committees, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

     In accordance with its written charter adopted by the Board of Directors, which is filed as Appendix A hereto (and also available on CABG Medical’s website at www.cabgmedical.com), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of CABG Medical, Inc. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent certified registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board’s Standard No.1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
     Robert E. Munzenrider, Chair
     A. Jay Graf
     Arch C. Smith

OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 annual meeting of shareholders must be received by the Company by December 1, 2005, to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2006 annual meeting.

     Also, if a shareholder proposal intended to be presented at the 2006 Annual Meeting but not included in the Company’s Proxy Statement and Proxy is received by the Company after February 14, 2006, then management named in the Company’s Proxy for the 2006 Annual Meeting will have discretionary authority to vote shares represented by such Proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

ANNUAL REPORT

     A copy of the Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2004, accompanies this Notice of Meeting and Proxy Statement. No part of the Annual Report, including any portion of the Annual Report on Form 10-K, is incorporated herein and no part thereof is to be considered proxy soliciting material.

EXHIBITS TO FORM 10-K

     The Company will furnish to each person whose Proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Mr. John L. Babitt, President, Chief Operating Officer and Chief Financial Officer, at the Company’s principal address.

BY ORDER OF THE BOARD OF DIRECTORS

Manny Villafaña
Chairman and Chief Executive Officer

Dated March 25, 2005
          Minneapolis, Minnesota

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF CABG MEDICAL, INC.

I. PURPOSE

     The primary function of the Audit Committee of CABG Medical, Inc. (the “Company”) is to provide oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Coordinate, review and appraise the audit efforts of the Company’s independent accountants and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department.

•	Communicate directly with the independent accountants, the financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

     In carrying out its responsibilities, the Committee shall have the authority to consult with the Company’s outside legal counsel and other advisors or to engage independent advisors, including legal and financial advisors. The Company shall provide appropriate funding to pay for any independent advisors engaged by the Committee.

II. MEMBERSHIP

     The Committee shall be comprised of three or more directors elected by the Board, each of whom shall be independent as such standard is set forth under the federal securities laws, rules and regulations, as amended from time to time. Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership.

     All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, at the time of their appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall be an “audit committee financial expert,” as such term is defined under the federal securities laws, rules and regulations as may be amended from time to time.

III. RESPONSIBILITIES AND DUTIES

     Documents/Reports Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the Company’s annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants.

•	Review the regular internal reports to management prepared by the internal auditing department, if applicable, and management’s response to such reports.

•	Review with financial management and the independent accountants any 10-Q or 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

•	Appoint, compensate and oversee the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•	Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

•	Periodically consult with the independent accountants out of the presence of management regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

•	Prior to approval by the Board, pre-approve all audit services and permissible non-audit services to be performed by the Company’s independent auditors. Neither the Committee nor the Board shall approve, and the Company’s independent auditors shall not provide to the Company, non-audit services as prohibited by applicable SEC regulations if such services are to be provided contemporaneously while serving as independent auditors of the Company.

     Audit Committee Report

•	Prepare an annual Audit Committee Report to be presented to the Board. The Audit Committee Report shall include, at a minimum, the following representations:

(1)	that the Committee has reviewed and discussed the audited financial statements with management;

(2)	that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

(3)	that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence;

(4)	that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission; and

(5)	that the individual Committee members, and the Committee in the aggregate, complies with the Committee independence requirements set forth applicable regulations.

•	The Audit Committee Report may include other information that the Committee deems appropriate. The Committee will prepare the Audit Committee Report with the understanding that its representations will be used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A as those regulations affect the Company.

     Risk Management

•	If applicable, review activities, organizational structure and qualifications of the internal audit department.

•	If applicable, ensure that the internal auditing department periodically reports (as deemed necessary) directly to the Committee. The Committee shall meet with key members of the internal auditing department at least annually, without management or others present, to discuss the adequacy of the internal audit function and results of such internal audit reviews.

•	Inquire of management, internal auditors (if applicable) and external auditors about the adequacy of the Company’s internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company’s internal control procedures.

•	Meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company’s risk assessment and risk management efforts.

•	Instruct the internal (if applicable) and external auditors, the Chief Executive Officer and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee’s purpose, require its special attention.

     Related-Party Transactions

•	Review and approve all related-party transactions to which such person and the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

     Financial Reporting Processes

•	In consultation with the independent accountants and the internal auditors, if applicable, review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department (if applicable).

•	Consider the adequacy of the financial and accounting staff.

     Process Improvement

•	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors (if applicable) regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department (if applicable) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information or any significant disagreement among these groups in connection with the preparation of the financial statements.

•	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     Ethical and Legal Compliance

•	Review periodically the Company’s Code of Ethics and Business Conduct and management’s enforcement of the Code as it relates to the Company’s financial reporting process and internal control system.

•	Annually determine if such Code is accomplishing its stated purposes.

•	Ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

•	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV. AUTHORITY

     The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

i.	Appoint, discharge and authorize compensation of the Company’s independent auditors;

ii.	At the expense of the Company, to retain and compensate such consultants and advisors, as it deems necessary, to assist it with its functions;

iii.	To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

V. MEETINGS AND MINUTES

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and, if applicable, the director of the internal auditing department in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Company’s financials consistent with Section III of this Charter.

     The Audit Committee will maintain written minutes of its meeting. Such minutes will be provided to the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

VI. MANAGEMENT COOPERATION

     Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

CABG MEDICAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2005
3:30 p.m. (central daylight time)

Minneapolis Club
729 Second Avenue South
Minneapolis, MN

CABG Medical, Inc.
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

The undersigned hereby appoints MANNY VILLAFANA and JOHN L. BABITT, and each of them, with full power of substitution, as Proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of CABG Medical, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, at 3:30 p.m. (central daylight time) on May 3, 2005, and at any adjournment thereof, and the undersigned hereby revokes all Proxies previously given with respect to the meeting.

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Set the number of directors at five (5).	☐	For	☐	Against	☐	Abstain

2.	Election of directors:	01 Manny Villafana	04 Robert E. Munzenrider
		02 John L. Babitt	05 Arch C. Smith
03 A. Jay Graf

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	Ratify the appointment of KPMG LLP for the year ending December 31, 2005.	☐	For	☐	Against	☐	Abstain

This proxy also authorizes the Proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   ☐
Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.